POWER OF ATTORNEY

     KNOW  ALL  MEN  BY  THESE PRESENTS, that each  of  CCB  Financial
Corporation, and the several undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints Ernest C. Roessler and W. Harold Parker, Jr. or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of CCB Financial Corporation, par value $5.00 per share, and the related Series A Junior Participating Preferred Stock Purchase Rights to be issued pursuant to the 1995 Directors Performance Plan of American Federal Bank, FSB and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; each of CCB Financial Corporation and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as CCB Financial Corporation might or could do, and in each of said capacity or capacities as aforesaid; and each of CCB Financial Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its, his or her signatures as the same may be signed by said attorneys to any of all of such Registration Statement filed under the Securities
Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or amendatory or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, CCB Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                                CCB FINANCIAL CORPORATION

                                By:   /s/ ERNEST C. ROESSLER
                                    Ernest C. Roessler
                                    Vice Chairman, President and
                                    Chief Executive Officer

                               Dated:  August 20, 1997

     Signature                   Title                         Date
/s/  ERNEST C. ROESSLER      Vice Chairman, President,       August 20, 1997
Ernest C. Roessler            Chief Executive Officer
                              and Director
                              (principal executive officer)

/s/  ROBERT L. SAVAGE, JR.   Senior Vice President and       August 19, 1997
Robert L. Savage, Jr.        Chief Financial Officer
                              (principal financial
                              officer)

/s/  W. HAROLD PARKER, JR.   Senior Vice President and       August 19, 1997
W. Harold Parker, Jr.        Controller
                              (principal accounting officer)


___________________________  Chairman of the Board           August __, 1997
W. L. Burns, Jr.

/s/ JOHN M. BARNHARDT        Director                        August 20, 1997
John M. Barnhardt

/s/  J. HARPER BEALL, III    Director                        August 19, 1997
J. Harper Beall, III

/s/  JAMES B. BRAME, JR.     Director                        August 19, 1997
James B. Brame, Jr.

___________________________  Director                        August __, 1997
Timothy B. Burnett

/s/ EDWARD S. HOLMES         Director                        August 20, 1997
Edward S. Holmes

/s/  BONNIE MCELVEEN-HUNTER  Director                        August 19, 1997
Bonnie McElveen-Hunter

/s/  DAVID B. JORDAN         Vice Chairman and Director      August 20, 1997
David B. Jordan

___________________________  Director                        August __, 1997
Owen G. Kenan

/s/  EUGENE J. MCDONALD      Director                        August 19, 1997
Eugene J. McDonald

___________________________  Director                        August __, 1997
Hamilton W. McKay, Jr., M.D.

___________________________  Director                        August __, 1997
George J. Morrow

/s/  ERIC B. MUNSON          Director                        August 20, 1997
Eric B. Munson

/s/ MILES J. SMITH, JR.      Director                        August 20, 1997
Miles J. Smith, Jr.

/s/ JIMMY K. STEGALL         Director                        August 20, 1997
Jimmy K. Stegall

/s/ H. ALLEN TATE, JR.       Director                        August 22, 1997
H. Allen Tate, Jr.

___________________________  Director                        August __, 1997
James L. Williamson

___________________________  Director                        August __, 1997
Dr. Phail Wynn, Jr.